EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	EMC Insurance Group Inc.'s Registration Statement (Form S-8 No. 333-222326) pertaining to the Employers Mutual Casualty Company 2017 Stock Incentive Plan,

(2)	EMC Insurance Group Inc.'s Registration Statement (Form S-8 No. 333-218264) pertaining to the EMC Insurance Group Inc. 2017 Non-Employee Director Stock Plan,

(3)	EMC Insurance Group Inc.’s Registration Statement (Form S-8 No. 333-187250) pertaining to the 2013 Employers Mutual Casualty Company Non-Employee Director Stock Purchase Plan,

(4)	EMC Insurance Group Inc.’s Registration Statement (Form S-8 No. 333-151299) pertaining to the Employers Mutual Casualty Company Amended and Restated 2008 Employee Stock Purchase Plan,

(5)	EMC Insurance Group Inc.’s Registration Statement (Form S-8 No. 333-143457) pertaining to the 2007 Employers Mutual Casualty Company Stock Incentive Plan,

(6)	Registration Statement (Form S-3 No. 333-187622) of EMC Insurance Group Inc. Amended and Restated Dividend Reinvestment and Common Stock Purchase Plan;

of our reports dated March 6, 2019, with respect to the consolidated financial statements and schedules of EMC Insurance Group Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of EMC Insurance Group Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of EMC Insurance Group Inc. and Subsidiaries for the year ended December 31, 2018.

/s/ Ernst & Young LLP
Des Moines, Iowa
March 6, 2019